UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 19, 2010

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

Item 7.01               Regulation FD Disclosure

On February 19, 2010, EnergySolutions, Inc. held a conference call to discuss a change in management and certain financial information.  A copy of a transcript from the conference call is attached to this report as Exhibit 99.1 and incorporated in this report by this reference.

For purposes of the financial disclosure, the Company defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. The Company uses EBITDA to facilitate a comparison of its operating performance on a consistent basis from period to period that, when viewed with its GAAP results, management believes provides a more complete understanding of factors and trends affecting its business than GAAP measures alone. EBITDA assists management in comparing its operating performance on a consistent basis because it removes the impact of its capital structure (primarily interest charges), asset base (primarily depreciation and amortization) and items outside the control of its management team (taxes) from its results of operations. EBITDA should not be considered as a substitute for net income attributable to the Company or income from operations, as determined in accordance with GAAP. EBITDA is not defined by GAAP, and you should not consider it in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

Exhibit 99.1 will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor will it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01               Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Title of Document	Location
99.1	Transcript from February 19, 2010 Conference Call	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: February 19, 2010	By	/s/ BREKE J. HARNAGEL
Breke J. Harnagel
Acting General Counsel and Secretary